Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

This FOURTH SUPPLEMENTAL INDENTURE, dated as of January 9, 2018 (this “Supplemental Indenture”), is entered into by and among Sears Holdings Corporation (the “Company”), the Guarantors (as defined in the Indenture), and Wilmington Trust, National Association, as successor Trustee and Collateral Agent (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of October 12, 2010 (as amended, supplemented or otherwise modified in accordance with its terms, the “Indenture”), providing for the issuance of 6-5/8% Senior Secured Notes due 2018, in aggregate principal amount of $1,250,000,000 (the “Notes”);

WHEREAS Section 8.02(a) of the Indenture provides that with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, other than notes held by the Company or affiliates of the Company (the “Requisite Consents”), the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Security Documents, subject to certain exceptions;

WHEREAS the Requisite Consents for the adoption of the amendments to the Indenture set forth herein have been obtained, and this Supplemental Indenture complies with the requirements of Article 8 of the Indenture;

WHEREAS the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors of the Company, and the Company has requested the Trustee join with it in the execution and delivery of this Supplemental Indenture;

WHEREAS in accordance with Section 8.06 and Section 12.04 of the Indenture, the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that the Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent to its execution and delivery have been complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1.    Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

2.    Definition of Borrowing Base.  Clause (2) of the definition of “Borrowing Base” as set forth in the Indenture is hereby amended and restated in its entirety as follows:

“(2) 75% of the book value (calculated in accordance with GAAP) of the inventory of the Issuer and the Guarantors, on a consolidated basis, on such date.”

3.    Definition of “Collateral Coverage Event” as set forth in the Indenture is hereby amended and restated in its entirety as follows:

“‘Collateral Coverage Event’ shall be deemed to have occurred if, prior to a Fall-Away Event, as of the last day of any two consecutive fiscal quarters of the Issuer each ending on or after August 4, 2018 (which is the last day of the second fiscal quarter of the fiscal year of the Issuer ending on February 2, 2019), the Borrowing Base as of each such day is less than the principal amount of the Issuer’s consolidated indebtedness for borrowed money outstanding on such day that is secured by Liens on the Collateral.”

4.    Effectiveness.  This Supplemental Indenture and the amendments to the Indenture set forth herein shall become effective upon execution by all parties hereto.

5.    Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended or supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.    Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.    Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

8.    Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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9.    Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President, Finance

KMART CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

A&E FACTORY SERVICE, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

A&E HOME DELIVERY, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

A&E LAWN & GARDEN, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

A&E SIGNATURE SERVICE, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

CALIFORNIA BUILDER APPLIANCES, INC.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

FLORIDA BUILDER APPLIANCES, INC.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

KLC, INC.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

KMART HOLDING CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

KMART OF MICHIGAN, INC.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

KMART OF WASHINGTON LLC By: Kmart Corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

KMART OPERATIONS LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

KMART STORES OF ILLINOIS LLC By: Kmart Corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

KMART STORES OF TEXAS LLC By: Kmart Corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

KMART.COM LLC By: Kmart Corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

MYGOFER LLC By: Kmart Corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

PRIVATE BRANDS, LTD.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

SEARS BRANDS MANAGEMENT CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

SEARS HOLDINGS MANAGEMENT CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President

SEARS HOME IMPROVEMENT PRODUCTS, INC.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President

SEARS OPERATIONS LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

SEARS PROTECTION COMPANY

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

SEARS PROTECTION COMPANY (FLORIDA), L.L.C.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

SEARS, ROEBUCK AND CO.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

SEARS, ROEBUCK DE PUERTO RICO, INC.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

SOE, INC.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

STARWEST, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION As Trustee and Collateral Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner Title: Vice President

[Signature Page to Fourth Supplemental Indenture]